                                                                       Exhibit F

                AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT


     THIS AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT is made as of March 1, 1999 between Carrier One, LLC, a Delaware limited liability company (the "Company") and each of the securityholders from time to time a party hereto (the "Securityholders") (as amended from time to time, this "Agreement").
Capitalized terms used but not otherwise defined herein are defined in Section 9
                                                                       ---------
hereof or in the LLC Agreement referred to below.

     WHEREAS, the Securityholders are parties to that certain Amended and Restated Limited Liability Company Agreement dated as of the date hereof (as in effect from time to time, the "LLC Agreement");

     WHEREAS, the Company, Providence Equity Partners L.P. ("PEP"), Providence Equity Partners II L P ("PEP II", and together with PEP, "Providence"), Stig Johansson ("Johansson"), Joachim Bauer ("Bauer"), Eugene A. Rizzo ("Rizzo"), Kees van Ophem ("van Ophem") and Neil Craven ("Craven") entered into that certain Securityholders' Agreement dated as of March 4, 1998, as amended by Amendment No. 1 to the Securities Purchase Agreement and Securityholders' Agreement dated as of April 1, 1998 among Company, Providence, as Majority Purchasers, Terje Nordahi ("Nordahl") and Edward Gross ("Gross"), as further amended by Amendment No. 2 to the Securities Purchase Agreement and Securityholders' Agreement dated as of May 29, 1998 among the Company, Providence, as Majority Purchasers, and Philip Poulter ("Poulter"), as further amended by Amendment No. 3 to Securities Purchase Agreement dated as of June 30, 1998 among the Company, Providence, Primus Capital Fund IV Limited Partnership ("PCF"), Primus Executive Fund Limited Partnership ("PEF", and together with PCF, "Primus"), Johansson, Bauer, Rizzo, van Ophem, Craven, Nordahi, Gross and Poulter and as further amended by Amendment No. 4 to Securities Purchase Agreement, Securityholders' Agreement and Registration Rights Agreement dated as of March 1, 1999, among the Company, Providence, Primus, Johansson, Bauer, Rizzo, van Ophem, Craven, Nordahl, Gross and Poulter (together, the "Original Agreement") and the execution and delivery of the Original Agreement was a condition to the Securityholders' purchase of certain Securityholder Securities pursuant to that certain Securities Purchase Agreement, dated as March 4, 1998, as amended, among the Company and the Securityholders (as amended and restated, the "Amended and Restated Purchase Agreement"); and

     WHEREAS, the Company and the Securityholders desire to enter into this Agreement for the purposes, among others, of (i) amending and restating the Original Agreement in its entirety, (ii) assuring continuity of the management and ownership of the Company and (iii) limiting the manner and terms of which Securityholder Securities may be transferred and the execution and delivery of this Agreement was a condition to the Securityholders' purchase of certain Securityholder Securities pursuant to the Amended and Restated Securities Purchase Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

     Section 1.   Restrictions on Transfer of Management Securities.
                  -------------------------------------------------

             (a)  In General. No holder of Management Securities shall sell,
                  ----------
transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any direct or indirect interest in (a "Transfer") such holder's Management Securities without written consent of the Board. Each holder of Management Securities that is not an individual (a "Restricted Holder") shall not permit the issuance of additional interests in such Restricted Holder or any Transfer of any interest of any Indirect Owner in such holder. To the extent such Management Securities are certificated, the certificates evidencing the equity securities of such holder and each Indirect Owner will be stamped or otherwise imprinted with a legend referencing the restrictions on transfer contained in this Section 1 (a).
     -------------

             (b)  Market Standoff. To the extent not inconsistent with
                  ---------------
applicable law, no holder of Management Securities shall effect any sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Management Securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the 10 day period prior to and the 180 day period after the date of the closing of a sale pursuant to an effective registration statement under the Securities Act of 1933, as amended, or comparable provisions of a foreign jurisdiction, of Securityholder Securities, whether for the account of the Company or an Institutional Investor, unless (in any such case) the underwriter managing the registered public offering or the Board agrees in writing otherwise.

             (c)  Termination of Restriction. The restrictions set forth in
                  --------------------------
paragraphs (a) and (b) of this Section 1 shall continue with respect to each
                               ---------
Management Security until the Company's Securityholder Securities are listed on the New York, London or American Stock Exchange or a Luxembourg stock exchange or are quoted on the NASDAQ National Market System, (ii) Trading Volume equals or exceeds the number of Securityholder Securities then held by Institutional Investors, (iii) the Securityholder Securities have an average closing price per share for the prior eight week period exceeding 250% of Providence Equity Partners L.P.'s ("Providence") cost per Securityholder Security and (iv) the Securityholder Securities held by Providence and Primus are not subject to lock-up or escrow provisions and are freely tradable (the "Active Market Event").

     Section 2.   Right of First Refusal. If the Company has the right to
                  ----------------------
exercise its right of first refusal under Section 1(b) of Luxco Securityholders' Agreement the Company shall first comply with the following terms and conditions.

             (a) The Company shall first deliver to each Securityholder (collectively referred to in this Section 2 as the "Offerees" and each as an "Offeree") a written notice (the "Notice of Right of First Refusal") specifying the name and address of the proposed transferor(s) (the "Transferring

Shareholder(s)") and the proposed transferee of the Luxco shares (hereinafter sometimes referred to as the "Proposed Purchaser"), the type and total number of such Luxco shares which the Transferring Shareholders then desire to transfer to said Proposed Purchaser (the "Offered Securities") and which the Company has the right to purchase under the Luxco Securityholders' Agreement, all of the terms, including the purchase price, upon which the Transferring Shareholders propose to transfer the Offered Securities to the Proposed Purchaser, and stating that the Offerees shall have the right to (i) elect that the Company shall purchase the Offered Securities provided that each Institutional Investor must agree to
                       -------- ----
such purchase, or (ii) elect to purchase the Offered Securities at the price and in accordance with the terms and provisions specified in such Notice of Right of First Refusal. Each Institutional Investor must give the Company written notice of its election under this Section 2(a)(i) or (ii) within 10 days of its receipt of the Notice of Right of First Refusal, unless a shorter period is specified in the Notice of Right of First Refusal.

               (b) If each Institutional Investor elects to have the Company purchase the Offered Securities pursuant to Section 2(a)(i) above, then the Company shall purchase the Offered Securities on the terms set forth in the Notice of Right of First Refusal.

               (c) If each Institutional Investor does not elect to have the Company purchase the Offered Securities pursuant to Section 2(a)(i) above, then

                    (i) Each Offeree shall have the right (but not the obligation) for the period specified in the Notice of Right of First Refusal after giving written notice to the Company to purchase that number of the Offered Securities as shall be equal to the number of Offered Securities multiplied by a fraction, the numerator of which shall be the number of Securityholder Securities then owned by such Offeree and the denominator of which shall be the aggregate number of Securityholder Securities then owned by all of the Offerees. The amount of such Offered Securities that each Offeree is entitled to purchase under this Section 2(c) shall be referred to as its "Pro Rata Fraction."

                    (ii) The Offerees shall have a right of oversubscription such that if any Offeree fails to elect to purchase its full Pro Rata Fraction of the Offered Securities, the remaining Offerees shall have the right to purchase up to the balance of such remaining Offered Securities not so purchased. The Offerees may exercise such right of oversubscription by electing to purchase more than their Pro Rata Fraction of the Offered Securities, but such election must be made in the initial election notice given pursuant to clause (i) above. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Securities available in respect to such oversubscription privilege, the oversubscribing Offerees shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves. Notwithstanding the foregoing, no Offeree shall be obligated to purchase more than their Pro Rata Fraction of the Offered Securities.

                    (iii) The Offerees purchasing the greatest percentage of the Offered Securities shall set the place, time and date for the closing of the purchase of the Offered Securities. The purchase price of the Offered Securities shall, unless otherwise agreed in writing by the parties to such transaction, be paid in cash, by certified check or wire transfer of funds at the date of the closing. At the closing, the Offerees shall deliver the purchase price, and the Transferring Shareholder shall deliver an assignment of the Offered Securities and other instruments reasonably satisfactory to the Offerees and their counsel.

               (d) The Company shall not assign all or any portion of its rights under Section 1 of the Luxco Securityholders' Agreement unless it is to a Securityholder pursuant to Section 2(c) above.

               (e) Notwithstanding any other provision of this Section 2, no Securityholder shall have any right to purchase any of Offered Securities it would otherwise have the right to purchase pursuant to Section 2(c) if no Institutional Investor has elected to purchase any of the Offered Securities proposed to be sold under Section 2(c).

        Section 3.  Additional Restrictions on Transfer.
                    -----------------------------------

                (a) Restricted Securities Legend. The Securityholder Securities
                    ----------------------------
have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Securityholder Securities have been certificated, each certificate evidencing Securityholder Securities and each certificate issued in exchange for or upon the Transfer of any Securityholder Securities (if such securities remain Securityholder Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE ISSUER (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT") AND MAY NOT BE SOLD OR TRANSFERRED TN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR

                 AN EXEMPTION FROM REGISTRATION THEREUNDER, AND WHICH MAY BE EFFECTIVE WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT, DATED AS OF MARCH 1, 1999, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE COMPANY, AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     The Company shall imprint such legend on certificates (if any) evidencing Securityholder Securities. The legend set forth above shall be removed from the certificates evidencing any Securityholder Securities which cease to be Securityholder Securities in accordance with the definition thereof.

          (b)  Opinion of Counsel. No holder of Securityholder Securities may
               ------------------
Transfer any Securityholder Securities (except pursuant a Public Sale or, in the case of an Institutional Investor, to an Affiliate, or pursuant to Section
                                                                   -------
l(a)(i) and (ii) without first delivering to the Company (unless waived by the
-------     ----
Board) an opinion of counsel (reasonably acceptable in form and substance to the Board) that neither registration nor qualification under the Securities Act i required in connection with such Transfer.

          (c) Prior to the first to occur of a Public Sale by the Company or any of the Securityholders and March 4, 2002 and so long as the Providence Group owns more of the outstanding Securityholder Securities than any other single Securityholder or group of related Securityholders, Primus shall not Transfer any of its Securityholder Securities without (in each case) the prior approval of Providence Equity Partners, L.P. or one of its successor funds (which consent shall not be unreasonably withheld), except (x) pursuant to or as required or permitted by Sections 4 or 8 hereof and the letter agreement between Providence and Primus dated as of June 30, 1998 pertaining to rights of co-sale and (y) transfers to Affiliates or partners of Primus who shall have agreed in writing to be bound by the provisions of this Agreement to the same extent Primus is bound hereby.

    Section 4. Sale of the Company or Sale of Luxco; Pledge to Secure Financing.
               ----------------------------------------------------------------

           (a) In the event the Board approves a Sale of the Company or a Sale of Luxco, each Securityholder shall promptly take all necessary or desirable action within such Person's control (including, without limitation, the removal and election of directors, attendance at members' and shareholders' meetings in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings) such that any proposal, resolution or other matter relating to the implementation of such Sale of the Company or such Sale of Luxco, as the case may be, shall be implemented and if the Securityholders are entitled to vote on any such matter, whether by law, under the LLC Agreement or otherwise, all of the Securityholder Securities and any other securities of the Company or Luxco over which such Securityholder has control shall (if permitted to vote) be voted in favor of such Sale of the Company or Sale of Luxco, as the case may be.

               (b) Each Securityholder will consent to and raise no objections against a Sale of the Company or a Sale of Luxco approved by the Board and if such Sale of the Company or Sale of Luxco is structured as a sale of securities, each Securityholder shall sell the Securityholder Securities or Luxco shares, if applicable, and any other securities of the Company or Luxco held by him or it on the terms and conditions approved by the Board. Each Securityholder shall promptly take all action necessary and desirable in connection with the consummation of a Sale of the Company or a Sale of Luxco, including, without limitation, the waiver of all appraisal rights available to any such Securityholder under applicable law. Each Securityholder will bear his or its pro rata share (based upon the number of Securityholder Securities or Luxco shares, if applicable, held by him or it on a fully diluted basis) of the cost of any sale of equity securities pursuant to such a Sale of the Company or a Sale of Luxco to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or Luxco or the acquiring party. Costs incurred by Securityholders on their own behalf will not be considered costs of the transaction hereunder. Notwithstanding anything to the contrary, this Section 4 shall not apply, and the Company shall cause Luxco not to enforce its rights under Section 4 of the Securityholders' Agreement, if such Sale of the Company or Sale of Luxco is to be consummated with any Person who is not an Independent Third Party, unless such Sale of the Company or Sale of Luxco has been approved by the holders of a majority of the outstanding Securityholder Securities and, for so long as Primus owns Securityholder Securities, by Primus.

               (c) In the event the Board requests that the Securityholders pledge their Securityholder Security or Luxco shares, if applicable, to secure financing to be provided to the Company or Luxco and/or one or more of its other Subsidiaries ("Company Financing"), each Securityholder shall promptly take all necessary or desirable action with such Person's control, including executing any and all documents requested by the Board, to pledge the Securityholder securities or Luxco shares, if applicable, held by him or it to secure such Company Financing; provided, however, the terms of the Company Financing shall not require that a Securityholder be personally liable for such financing and recourse against any Securityholder for such Company Financing (absent the consent of such Securityholder) shall be limited to the Securityholder Securities or Luxco shares, if applicable, pledged to secure the Company Financing and the terms and conditions of the pledge to be made by each Securityholder shall be substantially the same.

               (d) In no event shall the Company assign all or any portion of its rights under Section 4 of the Luxco Securityholders' Agreement without the prior written consent of Primus.

     Section 5.   Board Composition.
                  -----------------

             (a) From and after the date hereof, and until the provisions of this Section 5 cease to be effective, each Securityholder shall vote all of its
     ---------
Securityholder Securities and any other voting securities of the Company or Luxco, if applicable, over which such holder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a Securityholder, shareholder of Luxco, if applicable, stockholder, director, member of a board, committee or officer of the Company or Luxco or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board, shareholder and securityholder meetings), so that:

                  (i) the authorized number of representatives/directors on the Boards of each of the Company and Luxco shall be established at seven (7) directors or such higher or lower number of representatives/directors as expressly contemplated herein;

                  (ii) subject to the provisions of clauses (iii) - (xi) hereof, the following individuals shall be elected to the Boards of the Company and Luxco:

                         (A) five (5) representatives designated by the holders of a majority of the Securityholder Securities held by members of the Providence Group who initially shall include Glenn M. Creamer, Mark A. Pelson, Victor A. Pelson and Thomas J. Wynne;

                         (B) one (1) representative designated by the holders of a majority of the Securityholder Securities held by members of the Primus Group; and

                         (C) Stig Johannson (with respect to the Board of Luxco only);

                  (iii)  in addition to its representative designated under
                         Section 5(a)(ii)(C), for so long as Primus (x) owns at least 66.67% of its Current Ownership Percentage or (y) does not have the right to designate any representative to the Board of the Company or the Board of Luxco, as the case may be, but continues to hold Securityholder Securities or Luxco Securities, the holders of a majority of the Securityholder Securities held by the members of the Primus Group shall have the right to designate one individual as an observer ("Observer") at each meeting of the Boards of each of the Company and Luxco and any committee thereof, which Observer shall not have any right to vote on any matter coming before any such board or committee;

                   (iv) In the event Primus ceases to own at least 33.33% of its Current Ownership Percentage, the holders of a majority of the Securities owned by Primus shall automatically cease to have the right to designate any representative to the Board of the Company and the Board of Luxco unless and for so long as Primus continues to hold Securityholder Securities or Luxco shares for which Primus paid the Company or Luxco the lesser of (x) U.S. $5 million or (y) an amount equal to 50% of the aggregate amount paid by Primus for all Securityholder Securities and Luxco shares it purchased from the Company and Luxco;

                   (v) Stig Johannson shall only have the right to serve on the Board of Luxco for so long as he is employed by a Subsidiary;

                   (vi) In the event that Stig Johannson is no longer entitled to serve on the Board of Luxco pursuant to
                           Section 5(a)(v) hereof or Primus is no longer
                           ---------------
                           entitled to designate a member to serve on the Board of the Company or the Board of Luxco pursuant to
                           Section 5(a)(iv) hereof, the resulting vacancy on the
                           ----------------
                           Board of the Company or the Board of Luxco, as the case may be, and on each committee thereof, shall not be filled and the number of representatives on the Board of the Company or the Board of Luxco, as the case may be, or such committee, as the case may be, shall be reduced;

                   (vii) The Providence Group shall have the right to increase the number of directors constituting the Board of the Company and the Board of Luxco and appoint such number of additional directors as it shall determine; provided, however, for so long as the Providence Group owns more of the outstanding Securityholder Securities than any other single Securityholder, in the event the number of directors constituting the Board of the Company or the Board of Luxco is increased for any reason, the number of directors which may be designated by the Providence Group to such board shall be not less than a majority of the total number of directors constituting the Board of the Company or the Board of Luxco, as the case may be;

                    (viii) Providence shall have the right to require at any
                           time and from time to time that the number of directors constituting the Board of the Company or the Board of Luxco be established at a number less than seven (7) but greater than four (4), and for so long thereafter as the number of directors constituting the Board of the Company or the Board of Luxco, as the case may be, is established at less than seven (7) then the holders of a majority of the Securityholder Securities held by members of the Providence Group shall have the right to designate a majority of the total number of directors constituting such board; provided, however, that
                                                  --------  -------
                         nothing in this Section 5(a)(viii) shall be deemed to effect the Primus Group's right to designate a representative under this Section 5.

                    (ix) for so long as the Primus Group has the right to
                         designate a representative to the Board of the Company and the Board of Luxco pursuant to this Section 5, the
                                                                 ---------
                         Primus Group shall have the right to elect at least one member of the governing body of each of the Company's Subsidiaries other than Luxco (each a "Sub Board"), which member of the Sub Board may be a different individual than the Primus Group's representative to the Board of the Company or the Board of Luxco, and shall have the right to designate its board representative to each committee established by the Board of the Company, the Board of Luxco or any Sub board, as the case may be.

                    (x) the removal from the Board of the Company and the Board of Luxco or a Sub Board or any committee thereof (with or without cause) of any representative designated hereunder by a Securityholder shall be only at the written request of the Securityholders entitled to designate such representative; and

                    (xi) in the event that any representative designated
                         hereunder ceases to serve as a member of the Board of the Company, the Board of Luxco or Sub Board during his term of office the resulting vacancy on the Board of the Company, the Board of Luxco or Sub Board, as the case may be, and on each committee thereof, shall be filled by a representative designated by the Securityholders originally entitled to designate such representative as provided hereunder.

               (b) Luxco shall pay the reasonable out-of-pocket expenses incurred by each director and the Observer in connection with attending (i) the meetings of the Board of the Company, the Board of Luxco, any Sub Board and any committees thereof and (ii) any other meetings at the request of the Company, Luxco or any of its Subsidiaries. So long as any director designated pursuant to
Section 5(a)(ii) serves on the Board of the Company, the Board of Luxco or any
----------------
Sub Board, and for six years thereafter, the constituent documents of the Company and each of its Subsidiaries, as appropriate, shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

               (c) If any party or parties fail(s) (but is otherwise entitled) to designate a representative to fill a directorship pursuant to the terms of this Section 5, the election of an individual to such directorship shall be accomplished in accordance with the constituent documents of Company or Luxco, as the case may be, and applicable law; provided that the parties shall take all necessary actions to remove such individual if the party or parties which failed (and are otherwise entitled) to designate such director so directs.

               (d) No director, officer, employee or Securityholder of the Company, nor any such Person's spouse, sibling, parent, child or any spouse thereof (each, a "Family Member"), or any corporation, partnership, trust or other entity in which such Person, or any Family Member of such Person, is the holder of a majority of the outstanding capital stock thereof, shall enter into any transaction with the Company or its Subsidiaries, including any contract, agreement or other arrangement, unless

                    (i) the material facts as to such Person's interest and as to the contract or transaction are disclosed or are known to the Board of the Company and the Board of Luxco or any committee thereof and the Board of the Company and the Board of Luxco or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; or

                    (ii) the contract or transaction is fair to the Company or its Subsidiary, as the case may be, as of the time it is authorized, approved or ratified by the Board of the Company or the Board of Luxco, as the case may be, any committee thereof or the Securityholders.

               (e) The provisions of this Section 5 shall terminate on the initial Public Sale of Securityholder Securities.

        Section 6.  Preemptive Rights.
                    -----------------
                (a) Except for (x) issuances of Units to the employees of the Company and its Subsidiaries pursuant to the Option Agreements and pursuant to any other plan or arrangement approved by the Board and (y) the issuance of Units pursuant to Section 2.3(b) of the Purchase Agreement, if the Company authorizes the issuance or sale of any Units or any securities containing options, warrants or rights to acquire any Units.

                    (i) The Company shall first offer to sell to each Securityholder a portion of such Securityholder Securities or other securities equal to the quotient determined by dividing (1) the number of Securityholder Securities held by such holder by (2) the total number of outstanding Securityholder Securities. Each Securityholder shall be entitled to purchase such securities at the most favorable price and on the most favorable price and on the most favorable terms as such securities are to be offered to any other Person.

                  (ii) In order to exercise its purchase rights hereunder, an Securityholder must within 30 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the securities offered to the Securityholders are not fully subscribed by such holders, the remaining securities shall be reoffered by the Company to the Securityholders purchasing their full allotment upon the terms set forth in this Section 6(a), except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

                  (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which the Securityholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any securities offered or sold by the Company after such 90-day period must be reoffered to the Securityholders pursuant to the terms of this Section 6(a).

                  (iv) Notwithstanding any other provision of this Section 6, no Securityholder shall have any right to purchase any of the Securityholder Securities it would otherwise have the right to purchase pursuant to Section 6(a) if the members of the Providence Group have advised the Company in writing that no member of the Providence Group .or any of their Affiliates will purchase any of the Securityholder Securities proposed to be issued or sold; provided, however, that if the proposed issuance
                               --------  -------
                         or sale by the Company is to a private equity (non-strategic) investor, the Primus Group shall have the right to purchase Securityholder Securities under
                         Section 6(a) notwithstanding the fact that no member of the Providence Group or their Affiliates will purchase any of the Securityholder Securities to be issued or sold.

                  (v) The rights of the Securityholders under this Section 6(a) shall terminate upon the consummation of the initial Public Sale by the Company or Luxco.

             (b) Prior to the Company's issuance or sale of Units or securities containing options, warrants or rights to acquire any Units to the Providence Group if after such issuance the Providence Group would own more than an aggregate of 50 million Units or securities containing options, warrants or rights to acquire any Units, the Company shall:

                  (i) offer to sell to Primus such number of Securityholder Securities or other securities as equals to the number of Units over 50 million Units proposed to be sold to the Providence Group times the -quotient determined by dividing (1) the number of Securityholder Securities held by the Primus Group by (2) the total number of outstanding Securityholder Securities. The Primus Group shall be entitled to purchase such securities at the price and terms as such securities were offered to the Providence Group.

                  (ii) In order to exercise its purchase rights hereunder, the Primus Group must within 30 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and the Primus Group's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the securities offered to the Primus Group are not fully subscribed by such holders, the remaining securities shall be reoffered by the Company to the Providence Group, except that the Providence Group must exercise their purchase rights within five days after receipt of such reoffer.

                  (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which the Primus Group have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the Providence Group than those offered to the Primus Group. Any securities offered or sold by the Company after such 90-day period must be reoffered to the Primus Group pursuant to the terms of this Section 6(b).

                  (iv) The rights of the Primus Group under this Section 6(b) shall terminate upon the consummation of the initial Public Sale by the Company or Luxco.

             (c)  If the Company has a right to exercise its preemptive rights
under Section   of the Luxco Securityholders' Agreement, it shall first comply
      -------
with the following terms and conditions:

                  (i) The Company shall first deliver to each Securityholder a written notice ("Notice of Preemptive Rights") specifying all of the terms, including the Purchase Price for the offered Luxco securities and stating that
                         (1) each Securityholder has the right to elect that the Company shall purchase the offered Luxco securities provided that each Institutional Investor must agree to
                         -------- ----
                         such purchase or (2) each Securityholder has the right to elect to purchase a portion of such offered Luxco securities equal to the number of Luxco securities which may be purchased pursuant to the Company's exercise of its preemptive rights times the quotient determined by dividing (x) the number of Securityholder Securities held by such holder by (y) the total number of outstanding Securityholder Securities (with respect to each Securityholder, its "Pro Rata Amount"). Each Institutional Investor shall be entitled to purchase such securities at the most favorable price and on the most favorable terms as such securities are to be offered to any other Securityholder. Each Securityholder must give the Company written notice of its election under this Section 6(c)(i)(l) or (2) within 10 days of its receipt of the Notice of Preemptive Rights, unless a shorter period is specified in the Notice of Preemptive Rights.

                  (ii) If each Institutional Investor elects to have the Company purchase the offered Luxco securities pursuant to Section 6(c)(i)(l) above, then the Company shall purchase such securities on the terms set forth in the Notice of Preemptive Rights .

                  (iii) If each Institutional Investor does not elect to have the Company purchase the offered Luxco securities pursuant to Section 6(c)(i)( 1) above, then each Securityholder shall have the right to purchase its Pro Rata Amount of the offered Luxco securities. If all of the securities offered to the Securityholders are not fully subscribed by such holders, the remaining securities shall be reoffered by the Company to the Securityholders purchasing their full allotment upon the terms set forth in this Section 6, except that such
                                                     ---------
                         holders must exercise their purchase rights within five days after receipt of such reoffer.

                  (iv)   Notwithstanding any other provision of this Section 6,
                                                                     ---------
                         no Securityholder shall have any right to purchase any of the offered Luxco securities it would otherwise have the right to purchase pursuant to Section 6(c) if the
                                                           ------------
                         members of the Providence Group have advised the Company in writing that no member of the Providence Group or any of their Affiliates will purchase any of the offered

                         Luxco securities proposed to be issued or sold; provided, however, that if the proposed issuance or
                         --------  -------
                         sale by Luxco is to a private equity (non-strategic) investor, the Primus Group shall have the right to purchase the offered Luxco securities pursuant to
                         Section 6(c) notwithstanding the fact that no member of the Providence Group or their Affiliates will purchase any of the offered Luxco securities proposed to be issued or sold and the Providence Group shall cause the Company to take such actions so that the Primus Group may exercise such right.

                  (v)    The rights of the Securityholders under this Section
                                                                      -------
                         6(c) shall terminate upon the consummation of the
                         ----
                         initial Public Sale by the Company or Luxco.

                  (vi) The Company shall not assign all or any portion of its rights under Section 6 of the Luxco Securityholders' Agreement unless pursuant to an in accordance with this
                         Section 6(c).

    Section 7.    Confidentiality, Noncompetition and Nonsolicitation Covenants.
                  -------------------------------------------------------------

            (a) Each Management Holder acknowledges that in the course of providing services to the Company and its Subsidiaries, such Management Holder will become familiar with the trade secrets, Confidential Information and other intellectual property concerning the Company and its Subsidiaries. Each Management Holder shall not, in any manner, whether directly or indirectly, use for his own benefit or the benefit of any other Person, nor disclose, divulge, render or offer, any Confidential Information, except on behalf of the Company or its Subsidiaries in the course of the proper performance of his duties under any employment agreement between such Management Holder and the Company or any of its Subsidiaries. Each Management Holder acknowledges and agrees that any and all such Confidential Information will be received and held by him in a confidential capacity.

            (b) Each Management Holder acknowledges that in the course of providing services to the Company and its Subsidiaries, (i) the services of the Management Holder shall be of special, unique and extraordinary value to the Company and its Subsidiaries and (ii) the Company and the Subsidiaries' ability to accomplish their purposes and to successfully compete in the marketplace depend substantially on the skills and expertise of the Management Holder. Each Management Holder acknowledges and agrees that the Company and its Subsidiaries would be irreparably damaged if such Management Holder were to not devote substantially all of his business time and efforts to the business and affairs of the Company and its Subsidiaries during the term of any employment contract with the Company or any of its Subsidiaries or were to provide directly or indirectly similar services to any person competing with the Company or any of its Subsidiaries or were to engage in a similar a business other than as specifically permitted by this Section 7. Accordingly, in further consideration
                               ---------
of the compensation to be paid by the Company or its

Subsidiaries to such Management Holder, the issuance of options to purchase equity in the Company and to induce the Institutional Investors to enter into the Purchase Agreement, .each Management Holder agrees, from and after the date hereof and during the applicable Non-Compete Period, that he will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except of not more than two percent (2%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over the counter market) or investor in any other corporation or entity, or as a consultant, advisor, or independent contractor to any such partnership, corporation or entity, or in any other capacity, directly, indirectly or beneficially, anywhere in the world:

                  (i) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, or be connected in any manner with, any person, partnership, corporation, or entity which is in the international long distance telecommunications business or which otherwise is in direct or indirect competition with any business conducted by the Company or any of the Subsidiaries on the date hereof or at any time during the applicable Non-Compete Period;

                  (ii) induce or attempt to induce any person who, on the date hereof or at any time during the applicable Non-Compete Period, is an employee of the Company or any of the Subsidiaries, to terminate his or her employment with such company; or

                  (iii) induce or attempt to induce any person, business, or entity which is a supplier, distributor, or customer of the Company or any of the Subsidiaries or which otherwise is a contracting party with the Company or any of the Subsidiaries, as of the date hereof or at any time during the applicable Non-Compete Period, to terminate or modify any written or oral agreement or understanding with the Company or any of the Subsidiaries.

Each Management Holder acknowledges and agrees that the limitations set forth in this Section 7 are reasonable with respect to scope, duration and area and are
     ---------
properly required for the protection of the legitimate business interests of the Institutional Investors, the Company and its Subsidiaries. Each Management Holder agrees that the covenants set forth in this Section 7 shall be enforced
                                                   ---------
to the fullest extent permitted by law. Accordingly, if in any judicial or similar proceeding a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court or similar body. In the event of a breach or violation by any Management Holder of this Section 7, the Non-Compete Period
                                           ---------
with respect to such Management Holder shall be extended for the number of days in the period from the date of such breach or violation through and including the date that such breach or violation has been fully cured or ceases.

               (c)    Specific Performance. Each Management Holder agrees that
                      --------------------
his breach of the provisions of Section 7(a) or (b) above will cause irreparable
                                ------------    ---
damage to the Institutional Investors and the Company and that the recovery by the Institutional Investors and the Company of money damages will not constitute an adequate remedy for such breach. Accordingly, each Management Holder agrees that the provisions of Sections 7(a) and (b) above may be specifically enforced
                       -------------     ---
against such Management Holder in addition to any other rights or remedies available to the Institutional Investors and the Company and its Subsidiaries on account of any such breach, and each Management Holder expressly waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach. Each Management Holder agrees that if the provisions of Sections 7(a) and (b) for any reason cannot be specifically enforced against
-------------     ---
such Management Holder for the entire Non-Compete Period which is applicable, then Management Holder agrees that the Company will be entitled to recover an amount for each breach of the provisions of Sections 7(a) and (b) equivalent to
                                            -------------     ---
30% of his annual base salary earned with the Company or any of its Subsidiaries or in his new position, whichever is higher; provided, however, that (i) payment
                                             --------  -------
of such amount shall not relieve such Management Holder from observing the prohibitions contained in Sections 7(a) and (b) and (ii) the Company is entitled
                          -------------     ---
to be indemnified in full for damages.

      Section 8.  Right of Co-Sale.
                  ----------------

      8.1    Co-Sale Right.
             -------------

             In the event that a Securityholder or Securityholders (collectively, the "Transferor") proposes to, directly or indirectly, Transfer (in a single transaction or a series of related transactions) Securityholder Securities representing 50% or more of the outstanding Securityholder Securities then held by all Securityholders (the "Transferor Securities") to any Person for value (the "Transferee"), the remaining Securityholders (the "Remaining Securityholders") shall have a right of co-sale (the "Right of Co-Sale") to sell their pro rata share of the number of Securityholder Securities represented by the Transferor Securities (the "Right of Co-Sale Pro Rata Share") on the same terms and at the same time as the Transferor, all as described in this Section 8.

      8.2    Right of Co-Sale Pro Rate Share.
             -------------------------------

             The Right of Co-Sale Pro Rata Share for each Remaining Securityholder shall be that proportion which the number of Securityholder Securities held by such Securityholder bears to the aggregate number of Securityholder Securities held by all Securityholders. Each Remaining Securityholder shall have the right to sell that number of Securityholder Securities held by such Securityholder to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Securityholder, to the Transferor simultaneously with the closing of the sale by the Transferor to the Transferee) up to its respective Right of Co-Sale Pro Rata Share determined as of the date the Transfer Notice (as defined below) is delivered to the such Securityholder, upon the terms and subject to the conditions pursuant to which the Transferor sells its Transferor Securities to the Transferee.

      8.3    Mechanics of Sale.
             -----------------

             (a)  Exercise by the Securityholder.
                  -------------------------------

             If the Transferor proposes to Transfer any Transferor Securities in a transaction subject to this Section 8, then it shall promptly notify, or cause to be notified, the Remaining Securityholders, in writing, of each such proposed Transfer (the "Transfer Notice"). Such Transfer Notice shall set forth: (i) the name of the Transferee and the number of Securityholder Securities proposed to be Transferred, and (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Transferee (the "Transferee Terms"). The Right of Co-Sale may be exercised by the Remaining Securityholders delivering a written notice to the Transferor (the "Co-Sale Notice") within fifteen (15) calendar days following receipt of the Transfer Notice. The Co-Sale Notice shall state the number of Securityholder Securities that such Remaining Securityholder wishes to include in such Transfer to the Transferee, which number may not exceed its Right of Co-Sale Pro Rata Share. Upon the giving of a Co-Sale Notice, a Securityholder shall be irrevocably obligated to sell the number of Securityholder Securities set forth in its Co-Sale Notice to the Transferee on the Transferee Terms.

             (b)  Assignment of Interest.
                  ------------- --------

             If a Securityholder exercises its Co-Sale Rights, then the Transferor shall assign to such Securityholder as much of its interest in the agreement of sale with the Transferee as such Securityholder shall be entitled to, and such Securityholder shall be obligated to provide the same representations, warranties and covenants to the Transferee as the Transferor under such agreement of sale. To the extent that any Transferee prohibits such assignment or otherwise refuses to purchase Securityholder Securities from a Securityholder exercising its Right of CoSale hereunder, then the Transferor shall not sell to such Transferee any Transferor Securities unless and until, simultaneously with such sale, the Transferor shall purchase such Securityholder Securities from such Securityholder for the same consideration per unit or share and on the same terms and subject to the same conditions as the proposed Transfer described in the Transfer Notice.

             (c)  Failure to Exercise Right of Co-Sale:  Additional Transfers.
                  ------------------------------------------------------------

             If no Securityholder elects to exercise its Right of Co-Sale, then the Transferor may not later than 120 days following delivery to the Remaining Securityholders of the Transfer Notice conclude a Transfer of not less than all of the Transferor Securities covered by the Transfer Notice on such terms and subject to conditions not more favorable to the Transferor than those described in the Transfer Notice. Any proposed Transfer of more Securityholder Securities by the Transferor shall again be subject to the Right of Co-Sale and shall require compliance by the Transferor with the procedures described in this Section 8.

      8.4    Rights of Co-Sale Under Luxco Securityholders' Agreement.
             ---------------------------------------------------------

             Any Transferor and Securityholder who elects to exercise its co-sale rights under this Section 8 shall either (a) cause the Transferee to comply with the Company's purchase obligations pursuant to Section 8.5 of the Luxco Securityholders' Agreement or (b) purchase such number of Management Securities (as defined in the Luxco Securityholders' Agreement) as is equal to the LLC Right of Co-Sale Share (as defined in the Luxco Securityholders' Agreement) (times the quotient of (i) the number of Transferor Securities to be transferred by such Transferor and (ii) all Transferor Securities to be transferred.

      8.5    Exceptions to Right of Co-Sale.
             -------------------------------

             The Right of Co-Sale shall not apply to Transfers to Affiliates of a Securityholder or partners of an Institutional Investor. The provisions of this Section 8 shall terminate upon an initial public offering of Securityholder Securities.

      Section 9.   Certain Definitions.
                   -------------------

             "Affiliate" shall mean, with respect to any Person (the "First Person"), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the First Person and shall include
(a) any Person who is a director or directly or indirectly the beneficial owner of at least 10% of the then outstanding capital stock or other equity securities of the First Person and (b) any Person of which the First Person or an Affiliate (as defined in clause (a) above) of the First Person shall, directly or indirectly, either beneficially own at least 10% of the then outstanding equity securities or constitute at least a 10% equity participant. For purposes of this definition, "control" means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Board" means the Company's Board of Representatives.
               -----

              "Cause" means with respect to a particular Management Holder (i) a
               -----
breach by such Management Holder of any employment agreement between the Company or any of its Subsidiaries and such Management Holder, (ii) any act of dishonesty, embezzlement, unauthorized use or disclosure of Confidential Information, intellectual property, or trade secrets, common law fraud or other fraud with respect thereto by such Management Holder, (iii) the commission by such Management Holder of a felony, a crime involving moral turpitude or any other act causing material harm to the Company's or any of the Subsidiaries' standing or reputation, (iv) such Management Holder's willful and continued failure to perform his duties to the Company or any Subsidiary as reasonably requested by the Board, (v) such Management Holder's willful misconduct or gross negligence, or (v) the willful commission by such Management Holder of an act which (a) constitutes unfair competition with the Company or any of the Subsidiaries, (b) induces any other employee to leave the employ of the Company or any of the Subsidiaries or (c) induces any customer of the Company or any of the Subsidiaries to breach or terminate a contract with the Company or any of the Subsidiaries.

             "Company" means Carrier One, LLC, a Delaware limited liability
              -------
company.

             "Company Interest" has the meaning given such term in the LLC
              ----------------
Agreement.

             "Confidential Information" means all information, in any form or
              ------------------------
medium, that relates to the business, products, services, research or development of the Company or any of the Subsidiaries, and its and their suppliers or customers, including: (a) compilations of data (whether in whole or in part) and all analyses, processes, methods, techniques, systems, formulae, research, records, reports, manuals, documentation and models relating thereto;
(b) computer software, documentation and databases (whether existing or in various stages of research and development); (c) identities of and information about the Company's and the Subsidiaries' suppliers and customers and their confidential information, suppliers and customers; (d) inventions, designs, developments, devices, methods and processes (whether or not reduced to practice); (e) internal business information, including, without limitation, information relating to strategic and staffing plans and practices (including information with respect to potential acquisition targets), marketing, promotional and sales plans, practices or programs, training practices and programs, cost and pricing structure, and accounting and business methods; (0 all copyrightable works; and (g) all similar ~or related information. Notwithstanding the immediately foregoing sentence, the term "Confidential Information" shall not include information with respect to a particular Management Holder which (i) becomes generally available to the public other than as a result of disclosure by such Management Holder, or (ii) becomes available to such Management Holder on a non-confidential basis from a source other than the Company or the Subsidiaries, or (iii) which is generally known in the telecommunications industry and pertains to activities or business not specific to the Company or any of the Subsidiaries. Information shall not be deemed to be excluded from the meaning of "Confidential Information" merely because individual portions or components of such information are publicly known or available.

             "Consents" means all filings, notices, licenses, consents,
              --------
authorizations, accreditations, waivers, approvals and the like.

             "Governmental Entity" means the United States of America or any
              -------------------
other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government including any international regulatory or trade body.

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 10% of the Company's outstanding Units (a "10% Owner"), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendent (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or any of such other Persons.

          "Indirect Owner" means with respect to each Person which is (i) a
           --------------
corporation or any similar entity, each shareholder and each Indirect Owner of such shareholder; (ii) a limited liability company or any similar entity, each member and each Indirect Owner of such member; (iii) a part nership (whether limited or general) or similar entity, each partner and each Indirect Owner of such partner; and (iv) a trust or any similar entity, each beneficiary who has the legal right (or whose spouse has the present legal right) to demand a distribution of the trust's interest and each Indirect Owner of such beneficiary or such beneficiary's spouse (whether in such beneficiary's capacity as a beneficiary, trustee or otherwise and whether by revocation or amendment of such trust or otherwise).

          "Institutional Investor" and "Institutional Investors" means the
           ----------------------       -----------------------
members of the Providence Group and the Primus Group.

          "Luxco" means Carrier 1 International S.A., a Luxembourg societe
           -----
anonyme.

          "Luxco Purchase Agreement" means that certain Purchase Agreements
           ------------------------
among the Company, Luxco and the individuals set forth on Schedule 2 1 thereto dated as of March 1, 1999.

          "Luxco Registration Rights Agreement" means that certain Registration
           -----------------------------------
Rights Agreement among the Company, Luxco and its securityholders dated as of March 1, 1999.

          "Luxco Securityholders' Agreement" means that certain Securityholders'
           --------------------------------
Agreement among the Company, Luxco and its securityholders dated as of March 1, 1999.

          "Management Holders" means Thomas Wynne, Victor A. Pelson, The Pelson
           ------------------
Trust and other Person who is an employee or director of any of the Company's Subsidiaries.

          "Management Securities" means Securityholder Securities held by a
           ---------------------
Management Holder.

          "Non-Compete Period" shall mean with respect to a particular
           ------------------
Management Holder, the period commencing on the date of this Agreement and continuing:

               (i) if such Management Holder's employment is terminated by the Company or any of its Subsidiaries for Cause or by such Management Holder voluntarily, until the end of the eighteenth month after the date of such termination; or

               (ii) if such Management Holder's employment is terminated by the
                    Company or any of its Subsidiaries not for Cause, until the earlier of (x) the end of the eighteenth month after the date of such termination or (y) for so long as the Company or any of its Subsidiaries continues payment of such Holder's base salary (at the annual rate in effect prior to such termination).

          "Primus" means Primus Capital Fund IV Limited Partnership and Primus
           ------
Executive Fund Limited Partnership, each a Delaware limited partnership.

          "Primus Group" means Primus and any private equity fund controlled
           ------------
directly or indirectly by a majority of the current stockholders of Primus Venture Partners IV, Inc.

          "Providence Group" means Providence Equity Partners Li'., Providence
           ----------------
Equity Partners II L.P., and any private equity fund controlled directly or indirectly by a majority of the current managing directors of their general partner, Providence Equity Partners L.L.C.

          "Public Sale" means any sale of Securityholder Securities in a public
           -----------
offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Purchase Agreement" has the meaning given such term in the recitals.
           ------------------

          "Related Agreements" means the LLC Agreement and the Purchase
           ------------------
Agreement between the Company, the Institutional Investors and the Management Holders of even date herewith.

          "Sale of the Company" shall mean a single transaction or group of
           -------------------
related transactions between the Company and/or the Securityholders and any Person or group of related Persons pursuant to which such Person or group of related Persons will (i) acquire Securityholder Securities possessing the voting power to elect a majority of the Board of Directors, (ii) consummate a merger or consolidation as a result of which the Securityholders who own Securityholder Securities or other voting securities prior to such transaction(s) shall own less than 50% of the voting securities of the surviving Person or its parent or
(iii) acquire (by sale, merger, consolidation or similar event) all or substantially all of the Company's assets (determined on a consolidated basis) including by way of a transfer of shares of one or more Subsidiaries.

          "Sale of the Luxco" shall mean a single transaction or group of
           -----------------
related transactions between Luxco and/or its shareholders and any Person or group of related Persons pursuant to which such Person or group of related Persons will (i) acquire shares of Luxco possessing the voting power to elect a majority of the Board of Directors, (ii) consummate a merger or consolidation as a result of which the shareholders of Luxco who own shares of Luxco or other voting securities prior to such transaction(s) shall own less than 50% of the voting securities of the surviving Person or its parent or (iii) acquire (by sale, merger, consolidation or similar event) all or substantially all of Luxco's assets (determined on a consolidated basis) including by way of a transfer of shares of one or more Subsidiaries.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Securityholder Securities" means (i) any Units purchased or otherwise
           -------------------------
acquired by any Securityholder, (ii) any options, warrants or other rights to purchase or otherwise acquire any Units and (iii) any equity securities issued or issuable or convertible into or exchangeable for, directly or indirectly to any of the Units or other securities referred to in clause (i) and (ii) above by way of a dividend or split or exchange or in connection with a combination of Units, recapitalization, merger, consolidation or other reorganization. As to any particular Securityholder Securities, such securities shall cease to be Securityholder Securities when they have been disposed of in a Public Sale (and otherwise in compliance with the applicable provision of this Agreement) or repurchased by the Company or a Subsidiary.

          "Subsidiary" has the meaning given such term in the LLC Agreement.
           ----------

          "Trading Volume" shall mean the average weekly trading volume of
           --------------
Securityholder Securities over the preceding 13-week period annualized.

     Section 10.   Registration Rights Relating to Luxco Registrable Securities.
                   ------------------------------------------------------------

          (a)      Distribution of Proceeds of Company Registrations. In the
                   -------------------------------------------------
event that the Company registers and sells Registrable Securities (as defined in the Luxco Registration Rights Agreement). the Company shall distribute the net proceeds of such sale to the Securityholders in proportion to the number of Securityholder Securities held by each Securityholder.

          (b)      Distribution of Registrable Shares. Following the
                   ----------------------------------
consummation of the initial public offering of Registrable Securities (an "IPO"), any Securityholder (the "Requesting Securityholder") may request that the Company distribute to such Securityholder that number of Registrable Securities as equals the number of outstanding Registrable Securities owned by the Company times the quotient of (i) the number of Securityholder Securities held by the Requesting Securityholder divided by (ii) the total number of outstanding Securityholder Securities and the Requesting Securityholder's capital account will be correspondingly reduced under the LLC Agreement by the value of the Registrable Securities to the Requesting Securityholder, such Securityholder shall continue to have the rights set forth in this Section 10.
                                                                   ----------

          (c)      Demand Registration Rights.
                   --------------------------

                  (i)  Primus Demand Rights. Subject to the terms of the Luxco
                       --------------------
                       registration Rights Agreement, after six (6) months after the closing of an IPO, if Primus Group holds at least 20% of the outstanding

                        Registrable Securities held by the Institutional Investors, the Primus Group may request that the Company use (x) one of its Long-Form Demand Registration under
                        Section 1(b) of the Luxco Registration Rights Agreement and/or (y) one of its Short-Form Registrations under
                        Section 1(c) of the Luxco Registration Rights Agreement per year to register the Registrable Securities held by Primus under the Securities Act of 1933, as amended (the "Securities Act").

                  (ii)  Priority on Demand Registrations. In the event of a
                        --------------------------------
                        Demand Registration Cutback (as such term is defined in the Luxco Registration Rights Agreement), the Company will cause Luxco to include Registrable Securities in the offering as follows: first, the Registrable Securities requested to be included by the Institutional Investors, the Management Holders and the Company on the basis of the amount of Registrable Securities owned by each such holder, second, the Equity Securities (as such term is defined in the Luxco Registration Rights Agreement) to be sold by Luxco for its own account.

                  (iii) Selection of Underwriters. The party to this Agreement
                        -------------------------
                        holding at least 51% of the Registrable Securities to be included in any Demand Registration will have the right to cause the Company to cause Luxco to select the investment banker(s) and manager(s) to administer the offering, subject to Luxco's approval which shall not be unreasonably withheld.

          (d)     Priority on Piggyback Registrations.  In the event of a
                  -----------------------------------
Piggyback Registration Cutback (as such term is defined in the Luxco Registration Rights Agreement) under Section 2(c) of the Luxco Registration Rights Agreement, the Company will cause Luxco to include Registrable Securities in the offering as follows: first, the equity securities Luxco plans to sell in the offering, second, the Registrable Securities requested to be included by the
              ------
Institutional Investors, the Management Holders and the Company on the basis of the amount of Registrable Securities owned by each such holder and third, any
                                                                   -----
other Registrable Securities.

          (e)     Indemnification.  Subject to the terms set forth in the Luxco
                  ---------------
Registration Rights Agreement, in connection with any registration statement in which the Company, an Institutional Investor or a Management Holder is participating, such Institutional Investor or Management Holder, as the case may be, will furnish to the Company and Luxco in writing such information and affidavits as the Company or Luxco reasonably requests (and is customarily provided by selling stockholders) for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify and hold harmless Luxco, the other Institutional Investors and Management Holders holding Registrable Securities, and their respective directors, officers, agents and employees and each other Person who controls the Luxco

(within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, or reliance upon and in conformity with written information prepared and furnished to the Company or Luxco by such Institutional Investor, or Management Holder, expressly for use therein, and such Institutional Investor, or Management Holder, as the case may be, will reimburse Luxco and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to
                                 --------  -------
indemnify will be individual to each Institutional Investor, or Management Holder, as the case may be, and will be limited to the net amount of proceeds received by such Institutional Investor or Management Holder from the sale of its Registrable Securities pursuant to such registration statement.

          Section 11.  Amendment and Waiver Assignment
                       -------------------------------

               (a)  Amendment and Waiver.  Except as otherwise provided herein,
                    --------------------
no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Securityholder Securities unless such modification, amendment or waiver is approved in writing by the holders of at least a majority of the Securityholder Securities then in existence; provided, that no such modification, amendment or waiver which materially adversely affects any one holder of Securityholder Securities, as such, vis-a-vis the other holders of Securityholder Securities, as such, shall be effective against such holder without the prior written consent of such holder, and provided, further for so long as Primus owns Securityholders Securities the following Sections and provisions of this Agreement may not be modified or amended without the approval of Primus, Section 2, Section 3(c), Section 4,
Section 5(a)(ii)(B), Section 5(a)(iii), Section 5(a)(iv), Section 6, the definition of Independent Third Party, Primus Group and Providence Group set forth in Section 9, Section 10 and this Section 11. In addition, Section 9 of the Luxco Securityholders' Agreement shall not be modified or amended without the prior written consent of Primus. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms; provided that no such modification, amendment or waiver of this Agreement which materially, adversely and disproportionately affects any one holder of Securityholder Securities, as such, shall be effective against such holder without the prior written consent of such holder.

               (b)  Assignment of Company Rights to Luxco Securities.  The
                    ------------------------------------------------
Company will not assign all or any portion of its rights to purchase Luxco securities to any institutional or venture capital investor pursuant to Article III of the Luxco Purchase Agreement without Primus' prior written consent unless it is an assignment to an Institutional Investor pursuant to Section 6(c) hereof. In addition, the Company shall not assign all or any portion of its rights under Section 13 of the Luxco Securityholders' Agreement to any person or entity without Primus' prior written consent unless it is an assignment pursuant to Section 2(c) or 6(c) hereof.

          Section 12.   Representations and Warranties of the Securityholders.
                        -----------------------------------------------------
Each Securityholder represents and warrants (as to itself but not as to any other party) upon becoming a party hereto as follows:

               (a)  Investment Intent:  Sophisticated Investor.  Such
                    ------------------------------------------
Securityholder (A) is acquiring the Securityholder Securities for purposes of investment and without a view toward distribution thereof in violation of applicable securities laws, (B) is a sophisticated investor for purposes of applicable U.S. federal, and state securities laws and regulations, (C) acknowledges that the Securityholder Securities have not been registered under the Securities Act or applicable state securities laws and may not be transferred absent such registration or the availability of an exemption from registration and (D) acknowledges that the Securityholder Securities are speculative and illiquid, and such Securityholder is in a position to bear the risks associated therewith; provided that nothing contained in this Section 12
                                                                    ----------
shall prevent any Securityholder or its direct or indirect transferee from transferring such securities in compliance with Rule 144 of the Securities Act and in accordance with the provisions of the Registration Agreement and this Agreement.

               (b)  No Broker's or Finder's Fees. Such Securityholder is not
                    ----------------------------
obligated to pay any broker's or finder's fees in connection with the consummation of the transactions contemplated by the Purchase Agreement by reason of any arrangement made by the Securityholder or any of its affiliates.

               (c)  Authorization: No Breach. The execution, delivery and
                    ------------------------
performance of this Agreement and the other Related Agreements to which such Securityholder is a party have been duly authorized by or on behalf of such Securityholder. Each Related Agreement to which such Securityholder is a party constitutes a valid and binding obligation of such Securityholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent transfer, or other similar laws affecting creditor's rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by such Securityholder of each Related Agreement to which it is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by such Securityholder, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b)result in a violation of, or (c) require any Consent that has not been obtained or made of, from, with or to, any Person pursuant to, the constituent documents of such Securityholder, or any material agreement, instrument or other documents, or any applicable material requirement of law to which such Securityholder of any Affiliate is bound or to which any of such Persons or its assets is subject.

               (d)  Record Owner: Proxy. Such Securityholder (i) is the record
                    -------------------
owner of the number of Securityholder Securities set forth opposite its name on the Schedule attached to this Agreement and (ii) is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Securityholder Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

               (e)  Litigation. There is no action, suit, proceeding or
                    ----------
investigation pending, or to the best of knowledge of the Securityholder, currently threatened, against or by such Securityholder which questions the validity of this Agreement or any of the Related Agreements or the right of such Securityholder to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or its Subsidiaries, financially or otherwise, nor is such Securityholder aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to such Securityholder) involving the prior employment of Securityholder, or the existing or prior consulting relationships of Securityholder, the use by such Securityholder in connection with the business of the Company and its Subsidiaries of any information or techniques allegedly proprietary to any of such Securityholder's prior employers or any of the entities with which they have had or do have a consulting relationship, or their obligations under any agreements with prior employers or under prior existing consulting agreements. Such Securityholder has never been convicted of, plead guilty or plead nob contendre to any crime other than a misdemeanor traffic violation and during the past five years has not been a party to any civil litigation.

          Section 13.   Severability. Whenever possible, each provision of this
                        ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had not been contained herein.

          Section 14.   Successors and Assigns. Except as otherwise provided
                        ----------------------
herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Securityholders and any subsequent holders of Securityholder Securities and the respective successors and permitted assigns of each of them, so long as they hold Securityholder Securities. The Company may not assign any of its obligations under this Agreement (other than in connection with a merger, consolidation or other form or reorganization permitted by other sections of this Agreement) without the written consent of the Persons holding not less than a majority of the outstanding Securityholder Securities.

          Section 15.  Counterparts. This Agreement may be executed in multiple
                       ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          Section 16.  Remedies. Each party to this Agreement shall be entitled
                       --------
to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of the Agreement and that the Company or any Securityholder may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          Section 17.  Notices. Any notice provided for in this Agreement shall
                       -------
be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or sent by telecopy to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule attached hereto or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, when answer back is confirmed and sent by telecopy, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

               Carrier One, LLC
               c/o Providence Equity Partners
               900 Fleet Center
               50 Kennedy Plaza
               Providence, RI 02903
               Attention: Glenn M. Creamer, Managing Director
               Facsimile: (401) 751-1790

          Section 18.  Governing Law. This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating thereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

          Section 19.  Descriptive Headings: Interpretation. The descriptive
                       ------------------------------------
headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

          Section 20.   No Strict Construction. The parties hereto have
                        ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          Section 21.   No Third Party Beneficiaries. This Agreement is not
                        ----------------------------
intended to confer any rights or remedies upon any Person other than the parties hereto and their successors and permitted assigns.

          Section 22.   Complete Agreement. This Agreement, the Related
                        ------------------
Agreements, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          Section 23.   Consent to Jurisdiction. Each member hereby agrees to
                        -----------------------
submit to the exclusive jurisdiction of the courts of the State of Delaware and to the courts to which an appeal of the decisions of such courts may be taken, in consent that service of process with respect to all courts in and of the State of Delaware may be made by registered mail to him or it at the address set forth on Schedule 1 hereto.
         ----------


                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              CARRIER ONE, LLC


                              By:______________________________
                              Name:  Glenn M. Creamer
                              Title: Chairman


                              PROVIDENCE EQUITY PARTNERS, L.P.

                              By:  Providence Equity Partners L.L.C.,
                              its General Partner


                              By:______________________________
                              Name:  Glenn M. Creamer
                              Title: Managing Director


                              PROVIDENCE EQUITY PARTNERS II L.P.

                              By:  Providence Equity Partners L.L.C.,
                              its General Partner


                              By:______________________________
                              Name:  Glenn M. Creamer
                              Title: Managing Director


      [Signature page to Amended and Restated Securityholders' Agreement]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                           PRIMUS CAPITAL FUND IV
                           LIMITED PARTNERSHIP

                           By:  Primus Venture Partners IV Limited Partnership
                           Its: General Partner

                           By:  Primus Venture Partners IV, Inc.
                           Its: General Partner


                           By:________________________
                           Name:  Jonathan E. Dick
                           Title: Executive Vice President


                           PRIMUS EXECUTIVE FUND
                           LIMITED PARTNERSHIP

                           By:  Primus Venture Partners IV Limited Partnership
                           Its:  General Partner

                           By:  Primus Venture Partners IV, Inc.
                           Its:  General Partner


                           By:________________________
                           Name:  Jonathan E. Dick
                           Title: Executive Vice President


      [Signature page to Amended and Restated Securityholders' Agreement]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              _____________________________________________
                              Thomas J. Wynne


                              _____________________________________________
                              Victor A. Pelson


                              THE PELSON TRUST


                              By:__________________________________________
                                 Name:
                                 Title:


                              By:__________________________________________
                                 Name:
                                 Title:



      [Signature page to Amended and Restated Securityholders' Agreement]